UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of registrant as specified in its charter)

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Texas Pacific Land Trust Sums Up Top Reasons Shareholders Should
Vote the BLUE Proxy Card for General Don Cook and Throw Away the
Dissidents’ White Card

DALLAS (May 6, 2019) – The Board of Trustees of Texas Pacific Land Trust (NYSE: TPL) (the “Trust”) today sent a letter to shareholders summing up on a single page the top five reasons to support General Donald “Don” G. Cook, the Trust’s experienced and independent candidate for election as the next Trustee, and the top five reasons shareholders should discard the dissidents’ white proxy card. In the letter, the Trustees urge shareholders not to bet their investment on a risky candidate but instead vote FOR the superior candidate, General Cook, on the BLUE proxy card.

The letter to TPL shareholders follows:

Contacts:

Media:

Abernathy MacGregor

Sydney Isaacs / Jeremy Jacobs

(713) 343-0427 / (212) 371-5999

sri@abmac.com / jrj@abmac.com

Investor Relations:

MacKenzie Partners

Paul Schulman / David Whissel

(212) 929-5500 or (800) 322-2885

pschulman@mackenziepartners.com

Texas Pacific Land Trust 1700 Pacific Ave., Ste. 2770 Dallas, TX 75201	May 6, 2019

Dear Texas Pacific Land Trust Shareholders:

Over the past few weeks, you have received many communications about the upcoming election at Texas Pacific Land Trust. We will be direct: Your vote on the BLUE proxy card is critical to protect your TPL investment.

Top 5 Reasons to VOTE THE BLUE PROXY CARD for General Donald “Don” G. Cook		Top 5 Reasons to THROW AWAY the dissidents’ white proxy card

Our experienced and independent candidate is the superior choice:		The dissidents’ candidate lacks experience as a director and has significant possible conflicts:

1.	General Cook has served on the boards of two Fortune 200 public companies, one of which, BNSF Railway, was sold in a $44 billion transaction to Warren Buffet’s Berkshire Hathaway. The other was USAA Federal Savings Bank, which serves military members and their families.	1.	Eric Oliver’s only “public” company experience is at a micro-cap company that was delisted from NASDAQ, trades on the “Pink Sheets” and appears to be run as a family business with his brother as CFO.

2.	With no business or personal conflicts of interest, General Cook is the only candidate you can be sure would be a truly independent trustee working in the best interests of TPL and its shareholders. Time and again he has met the director independence test established by the SEC and NYSE.	2.	Mr. Oliver has refused to answer a single question about his business record and the potential conflicts of interest created by his other investments.

3.	General Cook is a recognized corporate governance expert, serving as Chairman of the Nominating & Governance Committee of Crane Co. (NYSE: CR) a $5.3 billion market cap company, and Chairman Emeritus of the National Association of Corporate Directors (NACD) San Antonio Chapter. He will carefully evaluate potential corporate governance changes, including C-Corp conversion.	3.

As chairman of AMEN Properties, Inc., a $40 million market cap company (OTC: AMEN), Mr. Oliver has displayed a worrying lack of concern for proper governance, transparency and legal compliance. For instance, Mr. Oliver’s firm, SoftVest, provided AMEN with financing, and Mr. Oliver appears to have violated the company’s own Christian “tithing” commitment.

4.	General Cook will help build on TPL’s successful strategy, which has delivered a total shareholder return of 475% in the past five years, including approximately $250 million returned to shareholders through dividends and share repurchases.	4.	We believe the dissidents are likely to push TPL into a quick sale or other self-interested transaction – at the expense of future long-term gains for other TPL shareholders – to compensate for underperformance of their other investments.

5.	General Cook has signed a binding Letter of Resignation effective on the third anniversary of his election and will submit to reelection at that time.	5.	Eric Oliver has gotten comfortable at AMEN, serving on its Board for 17 years! He has not agreed to a term limit at TPL and would be elected for life. Can you afford to bet your investment on such a risky candidate?

Don’t gamble with your investment. Cast your vote FOR retired four-star General Don Cook using the BLUE proxy card. Do not sign or return any white proxy cards. If you have voted using the white proxy card, you can revoke that vote by simply using the enclosed BLUE proxy card. Only your latest-dated vote will count.

Please vote today. Your vote is important. Thank you for your support.

Sincerely,

John R. Norris III and David E. Barry, Trustees

Texas Pacific Land Trust 1700 Pacific Ave., Ste. 2770 Dallas, TX 75201

If you have any questions or need assistance in voting your shares, please contact the Trust’s proxy solicitor:

MacKenzie Partners

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 or call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Forward-Looking Statements

This letter may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including statements regarding Texas Pacific’s future operations and prospects, the markets for real estate in the areas in which Texas Pacific owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management’s intent, beliefs or current expectations with respect to Texas Pacific’s future financial performance and other matters. Texas Pacific cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements and other written communications, as well as oral statements made from time to time by representatives of Texas Pacific. The following factors, as well as any other cautionary language included in this letter, provide examples of risks, uncertainties and events beyond our control that may cause Texas Pacific’s actual results to differ materially from the expectations Texas Pacific describes in such forward-looking statements: global economic conditions; market prices of oil and gas; the demand for water services by operators in the Permian Basin; the impact of government regulation; the impact of competition; the continued service of key management personnel; and other risks and uncertainties disclosed in Texas Pacific’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

TEXAS PACIFIC
EST. 1888
LAND TRUST
Texas Pacific Land Trust Shareholders:
Help us protect your Trust.
WE NEED YOUR VOTE
BY MAY 22
Blue proxy card and instructions enclosed

Make your voice heard!

As a valued, trusted shareholder and owner of Texas Pacific Land Trust, you have an opportunity to make a difference and the right to have your voice heard. This is a fundamentally important decision that affects the future of your investment and your vote is invaluable. If you cannot join the special meeting of shareholders on May 22, we urge you to vote your shares by phone or internet or by returning the BLUE proxy card sent to you by mail.

VOTE

BY MAY 22

Three ways to vote:

ONLINE

WWW.PROXYVOTE.COM

Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

CALL 1-800-690-6903

With a touch-tone phone to vote using an automated system.

MAIL

VOTE PROCESSING

Mark, sign and date your ballot and return it in the postage-paid envelope provided.